Press Release
P.O. Box 59 Lebanon, OH 45036

Company Contact:	Investor and Media Contact:
Eric J. Meilstrup President Chief Executive Officer LCNB National Bank (513) 932-1414 Shareholderrelations@lcnb.com	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

LCNB Corp. Announces New 500,000 Share Repurchase Program

LEBANON, Ohio – February 27, 2023-- LCNB Corp. (Nasdaq: LCNB) today announced that the Company’s Board of Directors has approved a new share repurchase program under which the Company is authorized to repurchase up to 500,000 shares of its common stock (the “Program”).
LCNB President and Chief Executive Officer Eric Meilstrup said, “Since 2020, LCNB has invested approximately $34 million to repurchase 1,851,403 shares of our stock, reducing our common shares outstanding by approximately 14.3% prior to the repurchase. In addition, over this period our annual dividend has increased by 11% to $0.81 per share. Our share repurchase program and dividend policy reflect LCNB’s compelling business model, strong balance sheet, and excellent asset quality, as well as our long-standing commitment to maintain attractive returns and return excess capital back to shareholders.”
The Program will replace and supersede LCNB’s prior share repurchase program approved on May 27, 2022, which authorized the repurchase of up to 500,000 of its outstanding common shares. Under the Program, the Company may purchase common shares through various means such as open market transactions, including block purchases, and privately negotiated transactions. The Program may be suspended or discontinued at any time and does not obligate the Company to acquire any specific number of its common shares.
About LCNB Corp.
LCNB Corp. is a financial holding company headquartered in Lebanon, Ohio. Through its subsidiary, LCNB National Bank (the “Bank”), it serves customers and communities in Southwest and South-Central Ohio. A financial institution with a long tradition for building strong relationships with customers and communities, the Bank offers convenient banking locations in Butler, Clermont, Clinton, Fayette, Franklin, Hamilton, Montgomery, Preble, Ross, and Warren Counties, Ohio. The Bank continually strives to exceed customer expectations and provides an array of services for all personal and business banking needs including checking, savings, online banking, personal lending, business lending, agricultural lending, business support, deposit and treasury, investment services, trust and IRAs and stock purchases. LCNB Corp. common shares are traded on the NASDAQ Capital Market Exchange® under the symbol “LCNB.” Learn more about LCNB Corp. at www.lcnb.com.

Forward-Looking Statements
Certain statements made in this news release regarding LCNB’s financial condition, results of operations, plans, objectives, future performance and business, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by the fact they are not historical facts and include words such as “anticipate”, “could”, “may”, “feel”, “expect”, “believe”, “plan”, and similar expressions. Please refer to LCNB’s Annual Report on Form 10-K for the year ended December 31, 2021, as well as its other filings with the SEC, for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements.
These forward-looking statements reflect management's current expectations based on all information available to management and its knowledge of LCNB’s business and operations. Additionally, LCNB’s financial condition, results of operations, plans, objectives, future performance and business are subject to risks and uncertainties that may cause actual results to differ materially. These factors include, but are not limited to:
1.the success, impact, and timing of the implementation of LCNB’s business strategies;
2.the significant risks and uncertainties for LCNB's business, results of operations and financial condition, as well as its regulatory capital and liquidity ratios and other regulatory requirements, caused by the COVID-19 pandemic, which will depend on several factors, including the scope and duration of the pandemic, its influence on financial markets, the effectiveness of LCNB's work from home arrangements and staffing levels in operational facilities, the impact of market participants on which LCNB relies, and actions taken by governmental authorities and other third parties in response to the pandemic;
3.the disruption of global, national, state, and local economies associated with the COVID-19 pandemic and the Russia/Ukraine conflict, which could affect LCNB's liquidity and capital positions, impair the ability of our borrowers to repay outstanding loans, impair collateral values, and further increase the allowance for credit losses;
4.LCNB’s ability to integrate future acquisitions may be unsuccessful, or may be more difficult, time-consuming, or costly than expected;
5.LCNB may incur increased loan charge-offs in the future;
6.LCNB may face competitive loss of customers;
7.changes in the interest rate environment, which may include continued interest rate increases, may have results on LCNB’s operations materially different from those anticipated by LCNB’s market risk management functions;
8.changes in general economic conditions and increased competition could adversely affect LCNB’s operating results;
9.changes in regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact LCNB’s operating results;
10.LCNB may experience difficulties growing loan and deposit balances;
11.United States trade relations with foreign countries could negatively impact the financial condition of LCNB's customers, which could adversely affect LCNB's operating results and financial condition;
12.deterioration in the financial condition of the U.S. banking system may impact the valuations of investments LCNB has made in the securities of other financial institutions resulting in either actual losses or other than temporary impairments on such investments;
13.difficulties with technology or data security breaches, including cyberattacks, that could negatively affect LCNB's ability to conduct business and its relationships with customers, vendors, and others;
14.adverse weather events and natural disasters and global and/or national epidemics; and
15.government intervention in the U.S. financial system, including the effects of recent legislative, tax, accounting and regulatory actions and reforms, including the Coronavirus Aid, Relief, and Economic Security ("CARES") Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Jumpstart Our Business Startups Act, the Consumer Financial Protection Bureau, the capital ratios of Basel III as adopted by the federal banking authorities, and the Tax Cuts and Jobs Act.
Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist shareholders and potential investors in understanding current and anticipated financial operations of LCNB and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. LCNB undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.